QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-137311, 333-151428, 333-166893, 333-180099 and 333-183559); on Form S-3 (File Nos. 333-149319, 333-180243, 333-182996, 333-183560 and 333-183843); and on Form S-4 (File No. 333-181537), of Halcón Resources Corporation (formerly RAM Energy Resources, Inc., a Delaware corporation) of our report dated March 5, 2012 (except for effect of the restatement discussed in Note 2, as to which the date is February 28, 2013), with respect to the consolidated financial statements of Halcón Resources Corporation as of December 31, 2011, and for the two years in the period ended December 31, 2011 included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ UHY LLP

Houston, Texas
February 28, 2013

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM